UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2019

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 225 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

10628 Science Center Drive, Suite 100

San Diego, CA 92121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 19, 2019, Daniel R. Chevallard, Chief Financial Officer of Regulus Therapeutics Inc. (the “Company”), tendered his resignation to the Company in order to pursue other career opportunities, effective July 26, 2019.

(c)

On July 21, 2019, the Company’s Board of Directors (the “Board”) appointed Joseph Hagan, the Company’s President and Chief Executive Officer, as the interim principal financial officer and Daniel Penksa, the Company’s Controller, as the principal accounting officer, each effective on July 26, 2019.

Mr. Hagan, age 50, has served as the Company’s President and Chief Executive Officer and principal executive officer since May 2017. Mr. Hagan previously served as the Company’s Chief Operating Officer, principal financial officer and principal accounting officer from January 2016 to May 2017. From June 2011 through December 2015, Mr. Hagan served as the Executive Vice President, Chief Financial Officer and Chief Business Officer of Orexigen Therapeutics, Inc. From May 2009 to June 2011, Mr. Hagan served as Orexigen’s Senior Vice President, Corporate Development, Strategy and Communications. From September 1998 to April 2008, Mr. Hagan served as Managing Director of Amgen Ventures. Prior to starting the Amgen Ventures Fund, Mr. Hagan served as Head of corporate development for Amgen Inc. Before joining Amgen, Mr. Hagan spent five years in the bioengineering labs at Genzyme and Advanced Tissue Sciences. Mr. Hagan has served on the board of directors of Zosano Pharma, a publicly traded biotechnology company, since May 2015 and on the board of Aurinia Pharmaceuticals, Inc., since February 2018. He received an M.B.A. from Northeastern University and a B.S. in Physiology and Neuroscience from the University of California, San Diego.

Mr. Penksa, age 34, has been employed with the Company since June 2015, joining the Company as its Manager of SEC Reporting and SOX Compliance, was promoted to Assistant Controller in May 2018, and was most recently promoted to the role of Controller in July 2019. Prior to his employment with the Company, Mr. Penksa was a Senior Audit Associate with Grant Thornton, LLP from October 2011 to June 2015. Mr. Penksa received a BSBA in Finance, a BSBA in Accounting and an MS in Accounting, all from the University of Nevada, Las Vegas, and is a Certified Public Accountant.

(e)

On July 21, 2019, the Board approved the Company’s entry into a consulting agreement with Daniel R. Chevallard, to be effective on July 26, 2019. Pursuant to the consulting agreement, Mr. Chevallard has agreed to assist the Company with finance and accounting matters as reasonably requested by the Company for a period of up to ninety (90) days. Under the terms of the consulting arrangement, Mr. Chevallard will receive $300 per hour for his services.

Item 8.01	Other Events.

On July 23, 2019, the Company issued a press release announcing certain updates relating to RGLS4326. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Regulus Therapeutics Inc. on July 23, 2019

Forward-Looking Statements

Statements contained in this report and the attached press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the completion of preclinical and clinical activities concerning the RGLS4326 program, including statements regarding the sufficiency of the data resulting from the ongoing or planned preclinical studies required to recommence the clinical studies and the timing of preclinical and clinical activities. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and in the endeavor of building a business around such drugs, and feedback from the U.S. Food and Drug Administration. These and other risks are described in additional detail in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this report and the attached press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: July 25, 2019	By:	/s/ Joseph Hagan
Joseph Hagan
President and Chief Executive Officer